Exhibit 99.1

VIMEO REPORTS Q1 2021 – Q1 REVENUE INCREASES 57% TO $89 MILLION

Vimeo expected to begin trading as an independent public company on May 25, 2021

NEW YORK— May 5, 2021—Vimeo released its first quarter results today. Monthly metrics for Vimeo through April 2021 are included on page 2 of this release. A letter to IAC shareholders from IAC CEO Joey Levin will be posted after the close of market trading on Thursday, May 6, 2021 on the Investor Relations section of IAC’s website at ir.iac.com.

IAC shareholders are expected to meet on May 14, 2021 to vote on the proposal to effect the Spin-off of Vimeo. If approved, we expect post-spin Vimeo to begin trading on Nasdaq (ticker symbol “VMEO”) on May 25, 2021, after trading on a “when-issued” basis on May 18th through May 24th.

“We are witnessing the rapid proliferation of video into every aspect of business communication. The past year has seen a clear acceleration of demand from organizations looking to leverage professional-quality video in their digital transformation,” said Anjali Sud, Chief Executive Officer of Vimeo. “Vimeo was built to solve this. We had a record quarter with accelerating revenue growth, expanding gross margins and profitability, and we continued to deliver momentum within the enterprise, with enterprise revenue up more than 100% year-over-year. Looking ahead, our focus remains on product innovation to enable every business to use video with tools that are far easier, more powerful and more cost effective than ever before.”

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q1 2021	Q1 2020	Growth
Revenue	$89.4	$57.0	57%
Gross profit	64.5	38.6	67%
Gross margin	72%	68%
Operating loss (a)	(5.6)	(17.2)	67%
Net earnings (loss)	3.3	(20.3)	NM
Diluted EPS	0.02	(0.14)	NM
Adjusted EBITDA (a)	1.3	(12.0)	NM

See reconciliation of GAAP to non-GAAP measure beginning on page 7.

(a) Operating loss and Adjusted EBITDA will not agree to the IAC financial segment information in IAC's earnings release due to the allocation to Vimeo of certain IAC corporate expenses as required by the Securities and Exchange Commission for standalone reporting purposes.

Q1 2021 HIGHLIGHTS

•	Revenue increased 57% (accelerating from 54% in Q4 2020) driven by:

o	25% subscriber growth to nearly 1.6 million

o	27% ARPU growth to a record high of $233

•	Enterprise revenue increased over 100% for the third consecutive quarter and Enterprise net revenue retention was greater than 110% for the third consecutive quarter.

•	New Enterprise customers and customers who expanded their relationship during the first quarter include Intuit, Softbank, Spotify, Amazon, SAP, Comcast, San Antonio Spurs, University of Florida and The New York Times.

•	Launched new products including lead generation tools for marketers, video GIFs for email, live auto closed captions and native integrations with top marketing software platforms Mailchimp, HubSpot and Constant Contact.

Monthly Trends (year-over-year growth trends) (a)

	Jan '21	Feb '21	Mar '21	Apr '21
Revenue	57%	54%	60%	46%
Subscribers	25%	26%	25%	21%
Average Revenue per User ("ARPU")	26%	27%	27%	19%

(a) As of the date of this document, the Company has not yet completed its financial close process for April 2021.  As a result, the information herein for April  2021 is preliminary and based upon information available to the Company as of the date of this document.  During the course of the financial close process, the Company may identify items that would require it to make adjustments, which may impact growth rates and be material to the information presented above.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2021:

•	Vimeo had 159.1 million Class A and Class B common shares outstanding, 139.8 million of which were held by IAC.

•	Vimeo held $316 million in cash and cash equivalents and no debt.

If the Spin-off is completed, IAC shareholders will receive 1.6235 shares of common stock for each IAC share held at the completion of the anticipated Spin-off.

Vimeo raised $300 million of primary equity in January 2021 in two tranches, one raise of $200 million at a $5.2 billion pre-money valuation and a second raise of $100 million at a $5.7 billion pre-money-valuation. This followed a $150 million equity raise in November 2020.

Vimeo entered into a $100 million revolving credit facility on February 12, 2021. As of March 31, 2021, it had no borrowings and currently has no borrowings.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its first quarter results on Thursday, May 6, 2021, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://vimeo.com/investors/q1-earnings-2021.

ESTIMATED DILUTIVE SECURITIES

The information in the table below shows post-spin Vimeo’s shares outstanding and various dilutive securities, assuming that the Spin-off and the merger of Vimeo, Inc. with a subsidiary of Vimeo Holdings, Inc. (which will be renamed Vimeo, Inc.) have occurred. In connection with the Spin-off, certain IAC equity awards will be converted into IAC and Vimeo equity awards. In connection with the merger, Vimeo equity awards will be adjusted based on the Vimeo merger exchange ratio. These dilutive securities are reflected below at their assumed adjusted amounts.

		Avg.
		Exercise
	Shares	Price
	(shares in millions; rounding differences may occur)
Vimeo shares held by IAC shareholders (a)	139.8
Vimeo shares held by third-party investors (b)	19.5
Basic Shares as of 4/30/21	159.4

Stock appreciation rights (b) and stock options (c) - vested	11.5	$4.13
Total vested dilutive securities	11.5
Stock appreciation rights - unvested (b)	8.5	$7.01
RSUs (b) and restricted stock (c)	6.7
Total unvested dilutive securities	15.2
Total Dilutive Securities at 4/30/21	26.7

(a)	Vimeo shares currently by IAC shareholders in connection with the Spin-off.
(b)	Reflects the Vimeo merger exchange ratio of 1.0152 as of April 5, 2021.
(c)	Reflects the Vimeo Spin-off exchange ratio of 1.6235.

The Vimeo merger exchange ratio is an estimate as of April 5, 2021. The final ratio will be determined on the date the Spin-off is completed.

For the definition of “Vimeo merger exchange ratio” and “Vimeo Spin-off exchange ratio” please refer to the Proxy Statement of IAC/InterActiveCorp, Prospectus of IAC/InterActiveCorp and of Vimeo Holdings, Inc. and Consent Solicitation Statement of Vimeo, Inc. filed with the Securities and Exchange Commission on April 8, 2021.

GAAP FINANCIAL STATEMENTS

VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$89,422	$56,968
Cost of revenue (exclusive of depreciation shown separately below)	24,956	18,358
Gross profit	64,466	38,610
Operating expenses:
Research and development expense	21,475	15,293
Sales and marketing expense	32,069	25,125
General and administrative expense	14,518	12,204
Depreciation	115	58
Amortization of intangibles	1,887	3,123
Total operating expenses	70,064	55,803
Operating loss	(5,598)	(17,193)
Interest expense	(64)	-
Interest expense-related party	(726)	(2,453)
Other income (expense), net	10,086	(59)
Earnings (loss) before income taxes	3,698	(19,705)
Income tax provision	(385)	(555)
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(20,260)

Per share information attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders:
Basic and diluted earnings (loss) per share	$0.02	$(0.14)

Stock-based compensation expense by function:
Cost of revenue	$20	$4
Research and development expense	1,720	460
Sales and marketing expense	322	157
General and administrative expense	2,850	1,395
Total stock-based compensation expense	$4,912	$2,016

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)

	March 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$316,305	$110,011
Accounts receivable, net	14,121	12,785
Other current assets	11,335	7,932
Total current assets	341,761	130,728

Leasehold improvements and equipment, net	3,320	3,321
Goodwill	219,337	219,337
Intangible assets with definite lives, net	8,967	10,854
Other non-current assets	11,124	6,839
TOTAL ASSETS	$584,509	$371,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$2,797	$3,324
Promissory note due on demand—related party	-	44,565
Deferred revenue	147,766	137,436
Accrued expenses and other current liabilities	40,102	47,432
Total current liabilities	190,665	232,757

Long-term debt—related party	-	50,000
Other long-term liabilities	4,710	3,242

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A Voting common stock	928	837
Class B Non-Voting common stock	663	663
Preferred stock	-	-
Additional paid-in capital	667,348	366,676
Accumulated deficit	(279,696)	(283,009)
Accumulated other comprehensive loss	(109)	(87)
Total shareholders' equity	389,134	85,080
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$584,509	$371,079

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(20,260)
Adjustments to reconcile net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders to net cash used in operating activities:
Stock-based compensation expense	4,912	2,016
Amortization of intangibles	1,887	3,123
Depreciation	115	58
Provision for credit losses	82	824
Gain on the sale of an asset	(10,217)	-
Other adjustments, net	231	1,371
Changes in assets and liabilities:
Accounts receivable	(2,278)	(3,220)
Other assets	(1,829)	(1,222)
Due to IAC/InterActiveCorp	2,974	6,239
Accounts payable and other liabilities	(10,493)	(4,136)
Deferred revenue	11,281	14,819
Net cash used in operating activities	(22)	(388)
Cash flows from investing activities:
Capital expenditures	(135)	(77)
Proceeds from the sale of an asset	7,768	-
Other, net	-	98
Net cash provided by investing activities	7,633	21
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	299,750	-
Principal payments on related-party debt	(94,565)	-
Proceeds from issuance of related-party debt	-	2,442
Deferred financing costs	(1,440)	-
Withholding taxes paid on behalf of Vimeo employees for the exercise of stock appreciation rights	(4,733)	(582)
Net cash provided by financing activities	199,012	1,860
Total cash provided	206,623	1,493
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(132)	(189)
Net increase in cash and cash equivalents and restricted cash	206,491	1,304
Cash and cash equivalents and restricted cash at beginning of period	110,037	1,963
Cash and cash equivalents and restricted cash at end of period	$316,528	$3,267

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

($ in millions; rounding differences may occur)

VIMEO, INC. RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2021	2020
Operating loss	$(5.6)	$(17.2)
Add back:
Stock-based compensation expense	4.9	2.0
Depreciation	0.1	0.1
Amortization of intangibles	1.9	3.1
Adjusted EBITDA	$1.3	$(12.0)

VIMEO PRINCIPLES OF FINANCIAL REPORTING

Vimeo reports Adjusted EBITDA, which is a supplemental measure to GAAP. This is one of the primary metrics by which we evaluate the performance of our business, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, however, should not be considered a substitute for or superior to GAAP results. Vimeo endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definition of Non-GAAP Measure

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Non-Cash Expenses That Are Excluded From Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants of stock appreciation rights (SARs), including performance-based SARs, and restricted stock units in Vimeo and IAC stock options issued to employees of Vimeo and an allocation of expense from IAC related to awards issued to corporate employees of IAC that were granted under various IAC stock and annual incentive plans. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based SARs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). Upon exercise of stock appreciation rights, the awards are settled on a net basis and Vimeo remits the required tax-withholding amounts from its current funds.

Please see page 3 for a summary of our estimated dilutive securities as of April 30, 2021 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

Gross Margin – Revenue less cost of revenue, divided by revenue.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of enterprise customers who maintain multiple accounts across Vimeo’s platforms as part of a single enterprise subscription plan, Vimeo counts only one subscriber. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Enterprise Net Revenue Retention (“NRR”) – The sum of (a) annualized subscription revenue for enterprise subscribers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same subscribers over the preceding twelve months and dividing that by the annualized subscription revenue for all subscribers that existed twelve months prior plus the variable revenue attributed to this same set of subscribers over the twelve months prior to that date.

Enterprise Customers – Subscribers who purchase plans through contact with our sales force.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on May 6, 2021, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Vimeo’s future financial performance, business prospects and strategy, including the possibility of separating Vimeo from IAC/InterActiveCorp (“IAC”). Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the risks inherent in separating Vimeo from IAC, the risks that such separation will not be completed, on the anticipated timing or at all, or that if completed, that the anticipated benefits from the separation will not be realized, changes in the regulatory landscape, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully scale our enterprise business, our ability to protect sensitive date from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with whom we do business), our ability to operate in (and expand into additional) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties and the possibility that our historical consolidated, foreign exchange currency rate fluctuations, the impact of the COVID-19 outbreak on our business, adverse changes in economic conditions and combined results may not be indicative of our future results. Certain of these and other risks and uncertainties are discussed in Vimeo Holdings, Inc.’s and IAC’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

No Offer or Solicitation / Additional Information and Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication is being made in respect of a proposed transaction involving IAC, Vimeo Holdings and Vimeo. In connection with the proposed transaction, IAC and Vimeo Holdings have filed with the Securities and Exchange Commission (the “SEC”) a joint registration statement on Form S-4/A (the “Form S-4”) that includes a proxy statement/prospectus of IAC, and a consent solicitation statement of Vimeo, and IAC and Vimeo Holdings may file one or more other documents with the SEC. The Form S-4 was declared effective by the SEC on April 7, 2021. Each of IAC and Vimeo has mailed or otherwise made available the definitive proxy statement/prospectus/consent solicitation statement to its shareholders as required by applicable law. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF IAC AND VIMEO ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC's website, www.sec.gov. Copies of documents filed with the SEC by IAC may be obtained free of charge on IAC's website at www.iac.com.

Participants in the Solicitation

IAC, Vimeo Holdings and Vimeo, and IAC's and Vimeo Holdings’ directors and executive officers, may be deemed to be participants in the solicitation of proxies from IAC's stockholders in favor of the proposed Spin-off and the solicitation of consents from Vimeo's stockholders in favor of the proposed transaction under the rules of the SEC. Information about IAC's and Vimeo Holdings’ directors and executive officers is available in the joint proxy statement/consent solicitation statement/prospectus filed with the SEC on April 8, 2021. Additional information regarding participants in the solicitations and a description of their direct and indirect interests is included in the joint proxy statement/consent solicitation statement/prospectus filed with the SEC on April 8, 2021, and any other relevant documents filed or which may be filed.

About Vimeo

Vimeo is the world's leading all-in-one video software solution. Our platform enables any professional, team, and organization to unlock the power of video to create, collaborate and communicate. We proudly serve our growing community of over 200 million users — from creatives to entrepreneurs to the world's largest companies. Vimeo is an operating business of IAC. Learn more at www.vimeo.com.

Contact Us

IAC/Angi Inc./Vimeo Investor Relations

Mark Schneider

(212) 314-7400

Vimeo Corporate Communications

Jordan Smith

(518) 859-5859

IAC Corporate Communications

Valerie Combs

(212) 314-7361

Vimeo

555 West 18th Street, New York, NY 10011 (212-314-7300) http://www.vimeo.com